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                                                                      Exhibit 99


NEWS RELEASE
FOR IMMEDIATE RELEASE                                  Company Contact:
                                                       Stanley J. Musial
                                                       Chief Financial Officer
                                                       (302) 456-6789
                                                       www.sdix.com
                                                       ------------

      Strategic Diagnostics Announces Joint Marketing and Service Agreement
           Between its Strategic BioSolutions Unit and Epitomics, Inc.

NEWARK, Del., March 17, 2004 - Strategic Diagnostics Inc. (Nasdaq: SDIX) - a leading provider of antibody products and analytical test kits for the food safety and water quality markets, today announced it has entered into a long-term joint marketing and services agreement with Epitomics, Inc. SDI will refer third parties to Epitomics for rabbit hybridoma services; and in turn, will provide Epitomics with custom polyclonal service integral to rabbit hybridoma development. Rabbit hybridomas produce monoclonal antibodies that represent a new class of high quality reagents for research and diagnostic applications. The collaboration combines Epitomics' cutting edge rabbit hybridoma development technology with SDI's market leadership and Strategic BioSolutions' custom antibody services.

"We are excited about this opportunity to bring new cutting-edge technology services to our clients in the diagnostic and research markets. Epitomics' rabbit hybridoma technology fits well with Strategic BioSolutions' rabbit polyclonal services, and complements our own mouse monoclonal expertise. This agreement is consistent with our efforts to expand our total solutions offerings," said Matthew Knight, Strategic Diagnostics' President and Chief Executive Officer. The technology has potential application in the development of unique antibodies that may preferentially address certain immuno-diagnostic applications.

"We are very proud that a market leader in custom antibody services has recognized the value of our technology and our company to address the strong market potential for unique rabbit monoclonal antibodies," said Dr. Guo-Liang Yu, Chief Executive Officer of Epitomics, Inc. "Our collaboration will undoubtedly serve our markets with a unique combination of service and technology."

Epitomics, Inc. is an emerging biotechnology company that develops and commercializes a proprietary rabbit monoclonal antibody technology for the research community, as well as diagnostic and therapeutic companies through licensing and services. The Company has headquarters in Burlingame, California, and a wholly-owned subsidiary in Hangzhou, in the People's Republic of China.

Strategic Diagnostics Inc. is a leading provider of biotechnology-based diagnostic tests for a broad range of agricultural, food, industrial, and water-treatment applications. Through its antibody services business, SDI also provides antibody and immunoreagent research and development services. All facilities providing Strategic BioSolutions' services are AAALAC-accredited and comply with NIH and USDA requirements; and all procedures are performed under cGMP guidelines.


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This news release contains certain forward-looking statements within the meaning of the Federal Securities laws. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. These forward-looking statements include, but are not limited to statements regarding our ability to grow sales, the anticipated market impact of R&D efforts, our ability to manage costs, sustain profits and general financial performance expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ, perhaps materially, from those anticipated or suggested by such forward-looking statements. These risks and uncertainties include, without limitations, changes in demand for products or services, delays in product development, delays in market acceptance of new products or services, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining third party approvals or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, currency exchange rate variability, price and other general economic conditions in the regions served by SDI, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.